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                                                               Exhibit  99.3


CORRECTING and REPLACING Market Central Receives $1.325 Million in Financing from U.K. Investor

ATLANTA, Apr 26, 2004 (BUSINESS WIRE) -- In BW5257 issued April 23, 2004:

Second graph, second sentence of release dated April 23, 2004 should read: Such conversion price has floor of $.875 and a ceiling of $1.75...(sted: Such conversion price has floor of $8.75 and a ceiling of $1.75...) The corrected release reads:

MARKET CENTRAL RECEIVES $1.325 MILLION IN FINANCING FROM U.K. INVESTOR

Market Central, Inc. (MKTE), a growing provider of Customer Relationship Management (CRM) services and solutions, today announced that it has completed arrangements with Armadillo Investments, PLC of London to provide the Company with $1.325 million (net of commissions) in exchange for 280,000 shares of Series B Convertible Preferred Stock, $.001 par value per share with a Stated Value of ten dollars ($10) per share, and an aggregate Stated Value of Two million eight hundred thousand dollars ($2,800,000).

The Series B Convertible Preferred Stock has a liquidation preference of $10.00 per share, is non-voting and accrues no dividend, and is convertible into the Company's Common Stock at any time with a conversion price that is based on 80% of the lowest closing bid price for the Company's Common Stock during the 10 days prior to the conversion notice. Such conversion price has floor of $.875 and a ceiling of $1.75, based on the stated value of $3.5 million. Additionally, the investor received an option to acquire additional shares of Company Common Stock to the extent that such conversion results in the receipt of less than 3,2000,000 shares of Common Stock. Such option will have an exercise price of $1.92, $.10 above the closing bid price on the effective date of the agreement between the parties, and will be exercisable for a 30-day period following the completion of the conversion of all shares of Preferred Stock. The option is exercisable only upon the payment of the cash exercise price.

"This funding from Armadillo is a vote of confidence from the international capital community and enables us to clean up our balance sheet and move forward in our quest to be a significant presence in the marketplace; to position the Company for further growth; to increase value for our shareholders," said Glen Hammer, Chairman of the Board for Market Central.

About Market Central

Headquartered in Atlanta, Market Central, Inc. is a full service Customer Relationship Management (CRM) provider. The Company has developed a next-generation suite of CRM solutions that include proprietary, patented software for data capture, cleansing, mining, integration, search, and intelligent document recognition. The Company is also a Microsoft development partner for MS CRM solutions. Market Central provides other CRM services, such as campaign management, and operates a 900-seat contact center to support the software line of business and provide outsourced contact center services to select clients as part of their overall CRM effort. Through its wholly owned subsidiary, US Convergion, the Company offers in-house contact center design, sales, implementation and service for clients that seek an internal support

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function for their CRM program. Its clients include Shell Oil, SurePay (a First
Data Company), Sedgwick, FedEx, Morgan Keegan, SmartBargains, Aramark, Crescent-Friedman Jewelers, cable companies Cox and Time Warner, Earthlink, and a number of technology companies.

For additional information, contact:

Jim Rapp, 888-773-3501 ext. 5010

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, our ability to successfully centralize and consolidate various support functions, in addition to general economic conditions, operating results, market acceptance of our CRM solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.


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